Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Securities Funds (Invesco Investment Securities Funds) of our reports dated April 28, 2026, relating to the financial statements and financial highlights of Invesco Corporate Bond Fund, Invesco Government Money Market Fund, Invesco High Yield Fund, Invesco Income Fund, Invesco Real Estate Fund, Invesco Short Duration Inflation Protected Fund, Invesco Short Term Bond Fund, Invesco SMA High Yield Bond Fund and Invesco U.S. Government Money Portfolio, which appear in AIM Investment Securities Funds (Invesco Investment Securities Funds)’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2026. We also consent to the references to us under the headings “Financial Highlights,” “Other Service Providers - Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

June 24, 2026